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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Soliciting Material under §240.14a-12

MINES MANAGEMENT, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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905 West Riverside Avenue, Suite 311
Spokane, Washington 99201

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held June 17, 2010

Dear Shareholder,

        We are pleased to invite you to attend the 2010 Annual Meeting of Shareholders of Mines Management, Inc. (the "Annual Meeting"), which will be held at 2:00 p.m. Spokane time on Thursday, June 17, 2010, at the Red Lion River Inn, 700 North Division, Spokane, Washington 99202, phone (509) 326-5577. The primary business of the meeting will be to:

        1.     Elect two directors to serve for a three-year term until the 2013 annual meeting of shareholders or until each such director's successor is elected and qualifies;

        2.     Ratify the appointment of Tanner LC as our independent registered public accounting firm for the fiscal year ending December 31, 2010; and

        3.     Transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

        The foregoing items of business are more fully described in the proxy statement accompanying this notice. Only shareholders of record at the close of business on April 28, 2010, the record date fixed by the Board of Directors, are entitled to notice of, and to vote at, the Annual Meeting and at any postponements or adjournments thereof.

        Our annual report to shareholders for the fiscal year ended December 31, 2009, including financial statements, is being provided along with the accompanying proxy statement to all of our shareholders, and the Board of Directors urges you to read it.

        It is important that your shares be represented at the Annual Meeting whether or not you are personally able to attend. You are therefore urged to complete, date and sign the accompanying proxy card and mail it in the enclosed postage-paid envelope as promptly as possible. Your proxy is revocable, either in writing or by voting in person at the Annual Meeting, at any time prior to its exercise. Thank you for your timely response. We look forward to seeing you at the Annual Meeting.

Sincerely,

Glenn M. Dobbs President and Chief Executive Officer
April 30, 2010 Spokane, Washington

Whether or not you plan to personally attend the Annual Meeting, we encourage you to make certain you are represented at the meeting by signing and dating the accompanying proxy card and promptly returning it in accordance with its instructions. Returning your proxy card will not prevent you from voting in person at the Annual Meeting, but will provide assurance that your vote will be counted if you are unable to attend the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 17, 2010.

The Company's Notice of Annual Meeting of Shareholders, Proxy Statement for the 2010 Annual Meeting of Shareholders and the Annual Report to Shareholders for the fiscal year ended December 31, 2009 are available at the Company's website www.minesmanagement.com/proxymaterials.aspx.

Mines Management, Inc.
905 West Riverside Avenue, Suite 311
Spokane, Washington 99201

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

June 17, 2010

INTRODUCTION

        This Proxy Statement is being furnished by the Board of Directors of Mines Management, Inc. (the "Company") to holders of shares of the Company's common stock, par value $0.001 per share (the "Common Stock"), in connection with the solicitation by the Board of Directors of proxies to be voted at the 2010 Annual Meeting of Shareholders of the Company to be held at 2:00 p.m., Spokane time, on Thursday, June 17, 2010, at the Red Lion River Inn, 700 North Division, Spokane, Washington 99202, phone (509) 326-5577, and any postponements or adjournments thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

        In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission ("SEC"), we are now furnishing proxy materials to our shareholders on the Internet. This Proxy Statement and the enclosed proxy card relating to the Annual Meeting are first being mailed and made available to shareholders on our website on or about May 10, 2010.

        As of the record date, members of the Company's management and Board of Directors are the record and beneficial owners of a total of 1,911,058 shares (approximately 8.3%) of the Company's outstanding Common Stock. It is management's intention to vote all of its shares for the nominated directors and in favor of each matter to be considered by the shareholders.

PURPOSES OF THE ANNUAL MEETING

Election of Directors

        Shareholders will be asked to elect two directors to serve a three (3) year term until the annual meeting of shareholders to be held in 2013 or until each such director's successor is elected and qualifies.

Ratification of the Appointment of the Independent Registered Accounting Firm

        Shareholders will be asked to ratify the appointment of Tanner LC as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2010.

Other Business

        Shareholders will be asked to transact such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

 VOTING AT THE ANNUAL MEETING

        1.    Record Date.    The Board of Directors of the Company has fixed the close of business on April 28, 2010, as the record date for the purpose of determining shareholders of the Company entitled to notice of and to vote at the Annual Meeting. At the close of business on that date, the Company had 23,100,109 issued and outstanding shares of Common Stock.

        2.    Quorum.    A majority of such shares, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Proxies which are submitted but are not voted for or against (whether by abstentions, broker non-votes, or otherwise) will be treated as present for all matters considered at the meeting.

        3.    Solicitation of Proxies.    The accompanying proxy is solicited on behalf of the Company by its Board of Directors, and the cost of solicitation will be borne by the Company. Following the original mailing of the proxies and soliciting materials, directors, officers and employees of the Company may solicit proxies by mail, telephone, facsimile, email, or personal interviews. The Company may request brokers, custodians, nominees, and other record holders to forward copies of the proxies and soliciting materials to persons for whom they hold shares of the Company and to request authority for the exercise of proxies. In such cases, the Company will reimburse such holders for their reasonable expenses.

        4.    Voting Procedures.    If your shares are registered directly in your name with Computershare Trust Company, our transfer agent, you are considered a shareholder of record with respect to those shares and the proxy card and voting instructions have been sent directly to you. If, like many shareholders, you hold your shares in "street name" through a broker, bank or other nominee rather than directly in your own name, you may not vote your shares in person at the Annual Meeting without obtaining authorization from your broker, bank or other nominee, and you need to submit voting instructions to your broker, bank or other nominee in order to cast your vote. Generally, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted.

        5.    Voting by Proxy.    If you do not personally attend the Annual Meeting, your shares can still be voted by appointing someone (other than the broker or other nominee that holds your shares) who will act as your proxyholder at the Annual Meeting. You can either direct the Company representative to vote your proxy as you have indicated, or you may designate any individual (other than the broker or other nominee that holds your shares) to attend the Annual Meeting and be your proxyholder. To make such an appointment, simply fill in the person's name in the blank space provided in the enclosed form of proxy. To vote your shares, your proxyholder must attend the Annual Meeting. If you do not fill in the blank space in the enclosed form of proxy, the persons named in the form of proxy are appointed to act as your proxyholder. Those persons are directors and/or officers of the Company.

        6.    Revocation of Proxy.    Any proxy delivered in the accompanying form may be changed or revoked by the person executing the proxy by written notice to that effect received by the Secretary of the Company at any time before the authority thereby granted is exercised by execution of a proxy bearing a later date, or by the attendance and vote of such person at the Annual Meeting. If you want to change or revoke your proxy and you hold your shares in "street name," contact your broker or the nominee that holds your shares.

        7.    How Proxies will be Voted.    Proxies received by the Board of Directors in the accompanying form will be voted at the Annual Meeting as specified therein by the person giving the proxy. If the proxy received by the Company is properly executed but contains no specific voting instructions, the shares represented will be voted in accordance with the recommendation of the Board of Directors. If you hold your shares in "street name," you will generally receive instructions from your broker or the nominee describing how to vote your shares. If you do not instruct your broker or other nominee how to vote your shares, they may vote your shares as they decide as to each matter for which they have discretionary authority. For purposes of the proposal in this Proxy Statement concerning the ratification of the appointment of Tanner LC as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2010, brokers and other nominees will have discretionary authority to vote your shares as they decide in the absence of timely instructions from you. There are also matters for which your broker or other nominee does not have discretionary authority to vote your shares unless they receive timely instructions from you. A "broker non-vote" results when a broker or other nominee does not have discretionary authority to vote on a particular matter in the absence of timely instructions from you and you have not given timely instructions on how the broker or other nominee should vote. Although any broker non-vote would be counted as present at the meeting for purposes of determining a quorum, it would be treated as not entitled to vote with respect to non-discretionary matters. For purposes of the election of directors in this Proxy Statement, brokers or other nominees will not have discretionary authority to vote your shares as they decide, so you must provide timely instructions on how the broker or other nominee should vote your shares. Otherwise, in the absence of timely instructions from you, a broker non-vote will result as to such election.

        8.    Voting Power.    Shareholders of the Common Stock of the Company are entitled to one vote for each share held. There is no cumulative voting.

        9.    Appraisal or Similar Rights.    No action is proposed herein for which the laws of the State of Idaho or the Bylaws of the Company provide a right of a shareholder to dissent and obtain appraisal of or payment for such shareholder's Common Stock.

        10.    Interest of Certain Persons in Matters to Be Acted Upon.    No person who was a director or executive officer of the Company at any time since the beginning of the Company's last completed fiscal year, no person who is a proposed nominee for election as a director of the Company and no associate of any such director, executive officer or proposed nominee has any substantial interest, directly or indirectly, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting other than the interest of the director nominees in their own respective elections.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as indicated by footnote, and except for community property laws where applicable, the persons named in the tables below have sole voting and investment power with respect to all shares of the Common Stock shown as beneficially owned by them. The percentage of beneficial ownership for each table is based on 23,100,109 shares of Common Stock outstanding as of April 28, 2010.

        The following table sets forth information regarding beneficial owners of more than 5% of our Common Stock as of April 28, 2010 except for those Named Executive Officers and directors who hold more than 5% of our Common Stock who are included in the subsequent table below. All information is taken from or based upon ownership filings with the SEC made by or on behalf of such persons or upon information provided by or on behalf of such persons to the Company.

Security Ownership of Certain Beneficial Owners

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Silver Wheaton Corp.(1)	2,500,000	10.82%
U.S. Global Investors, Inc.(2)	1,608,200	6.96%

(1)
This information is based on a Schedule 13G filed with the SEC by Silver Wheaton Corp. on November 9, 2007. The address of this reporting person is Suite 3150, 666 Burrard Street, Vancouver, British Columbia V6C 2X8, Canada.

(2)
This information is based on a Schedule 13G/A filed with the SEC on February 12, 2010. The Schedule 13G was filed on behalf of U.S. Global Investors, Inc. ("USGI"), U.S. Global Investors World Precious Minerals Fund (the "Fund") and Frank E. Holmes ("Holmes"). The address of these reporting persons is 7900 Callaghan Road, San Antonio, Texas 78229. Mr. Holmes is the chief executive officer and controlling shareholder of USGI. USGI is the manager of investment accounts, including the Fund, and controls 1,608,200 shares of Common Stock.

Security Ownership of Directors and Management

        The following table contains information about the beneficial ownership (unless otherwise indicated) of the Common Stock as of April 28, 2010 by:

  •
  each of our directors, including the nominees for re-election to the Board of Directors;

  •
  each executive officer named in the Summary Compensation Table; and

  •
  all directors and executive officers as a group.

Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Class(3)
Glenn M. Dobbs	1,940,583(4)	8.40%
Roy G. Franklin	323,238(5)	1.40%
Robert L. Russell	222,980(6)	*
Jerry G. Pogue	245,000(7)	1.06%
Russell C. Babcock	230,291(8)	1.00%
James H. Moore	413,144(9)	1.79%
Douglas D. Dobbs	285,822(10)	1.24%
Total of all Executive Officers and Directors (7 individuals)	3,661,058(11)	15.85%

*
less than 1%

(1)
The address of each of these persons is c/o Mines Management, Inc., 905 West Riverside Avenue, Suite 311 Spokane, Washington 99201.

(2)
All options and warrants represented in this table are currently exercisable or exercisable within 60 days of April 28, 2010.

(3)
Based on 23,100,109 shares outstanding at April 28, 2010.

(4)
Consists of (i) 1,630,583 shares of Common Stock (241,500 of which are owned by InterGold Fund Limited and are deemed to be beneficially owned by Mr. Dobbs), (ii) options to purchase 100,000 shares of Common Stock at an exercise price of $2.61, (iii) options to purchase 100,000 shares of Common Stock at an exercise price of $0.99, (iv) options to purchase 60,000 shares of Common Stock at an exercise price of $1.29 and (v) 50,000 Common Stock purchase warrants exercisable at $5.75 per share.

(5)
Consists of (i) 113,238 shares of Common Stock, (ii) options to purchase 50,000 shares of Common Stock at an exercise price of $2.61, (iii) options to purchase 100,000 shares of Common Stock at an exercise price of $0.99 and (iv) options to purchase 60,000 shares of Common Stock at an exercise price of $1.29.

(6)
Consists of (i) 12,980 shares of Common Stock, (ii) options to purchase 50,000 shares of Common Stock at an exercise price of $2.61, (iii) options to purchase 100,000 shares of Common Stock at an exercise price of $0.99 and (iv) options to purchase 60,000 shares of Common Stock at an exercise price of $1.29.

(7)
Consists of (i) 30,000 shares of Common Stock, (ii) options to purchase 50,000 shares of Common Stock at an exercise price of $2.61, (iii) options to purchase 100,000 shares of Common Stock at an exercise price of $0.99, (iv) options to purchase 60,000 shares of Common Stock at an exercise price of $1.29 and (v) 5,000 Common Stock purchase warrants exercisable at $5.75 per share.

(8)
Consists of (i) 20,291 shares of Common Stock, (ii) options to purchase 50,000 shares of Common Stock at an exercise price of $2.61, (iii) options to purchase 100,000 shares of Common Stock at an exercise price of $0.99 and (iv) options to purchase 60,000 shares of Common Stock at an exercise price of $1.29.

(9)
Consists of (i) 10,000 shares of Common Stock and 5,000 Common Stock purchase warrants exercisable at $5.75 per share held in a family trust pursuant to which Mr. Moore shares voting and dispositive powers with his spouse, (ii) 28,144 shares of Common Stock held directly by Mr. Moore, (iii) options to purchase 100,000 shares of Common Stock at an exercise price of $2.61, (iv) options to purchase 150,000 shares of Common Stock at an exercise price of $0.99 and (v) options to purchase 120,000 shares of Common Stock at an exercise price of $1.29.

(10)
Consists of (i) 65,822 shares of Common Stock, (ii) options to purchase 100,000 shares of Common Stock at an exercise price of $2.61, (iii) options to purchase 100,000 shares of Common Stock at an exercise price of $0.99 and (iv) options to purchase 20,000 shares of Common Stock at an exercise price of $1.29.

(11)
Consists of (i) 1,911,058 shares of Common Stock, (ii) options to purchase 750,000 shares of Common Stock at an exercise price of $0.99, (iii) options to purchase 440,000 shares of Common Stock at an exercise price of $1.29, (iv) options to purchase 500,000 shares of Common Stock at an exercise price of $2.61 and (v) 60,000 Common Stock purchase warrants exercisable at $5.75 per share.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

        The Board of Directors consists of three classes of directors, with each class serving for a three-year term or until their successors are elected and qualified. The terms of the classes are scheduled to end in successive years. The authorized number of directors permitted by the Company's Articles of Incorporation is up to 11, but no less than two. Proxies cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement. The Class II directors, Jerry G. Pogue and Robert L. Russell, whose current terms are scheduled to expire at the Annual Meeting, are the nominees for election hereunder. If elected, they will serve as directors for a term expiring at the 2013 annual meeting, or until each of their successors are elected. The Class III directors, whose current terms are scheduled to expire at the 2011 annual meeting of shareholders, are Glenn Dobbs and Roy G. Franklin. The Class I director, whose current term is scheduled to expire at the 2012 annual meeting of shareholders, is Russell C. Babcock.

        Unless directed to the contrary, the proxies designated by management in the attached form of Proxy intend to vote for the election to the Board of Directors of the persons named below. However, if the nominee at the time of election is unable or unwilling to serve, or is otherwise unavailable for election, such that a substitute nominee is designated by the Company, the management-directed proxies in their discretion intend to vote for such other nominee.

Nominees

        Certain information with respect to the nominees for director, Jerry G. Pogue and Robert L. Russell, follows:

Name	Age	Year First Became A Director	Place of Residence
Jerry G. Pogue	68	1999	Mississippi, USA
Robert L. Russell	75	1999	Washington, USA

        Jerry G. Pogue is a businessman with experience in the management and financing of junior resource companies. Mr. Pogue has been a self-employed financial consultant in the mining sector since 1995. Prior to 1995, Mr. Pogue managed a large sales organization, worked as a stockbroker and investment analyst, and financed and managed a number of companies in the resource and technology sectors. He lectures at international mining investment conferences. In determining Mr. Pogue's qualifications to serve on our Board of Directors, the Board has considered, among other things, his experience in finance and management and in the mining industry.

        Robert L. Russell, a Professional Engineer, has been a director of the Company since March 1999. From September 1998 to May 2004, Mr. Russell provided mining management consulting services through his consulting company, R.L. Russell Associates. Prior to 1998, Mr. Russell held positions with Exxon Minerals and Freeport McMoRan Copper and Gold, where he served as Vice President of Mining. Mr. Russell acted as General Manager of Freeport's Indonesian gold operations. From 1995 to 1998, Mr. Russell was employed by Zambia Consolidated Copper Mines, his latest position being General Manager of the Nchanga Division. In that position Mr. Russell was responsible for all functions of two operating mines and several metallurgical facilities. Under Mr. Russell, the Nchanga Division had 8,700 employees and produced 150,000 tons of copper and 3,500 tons (about 12% of the world's supply) of cobalt per year. Mr. Russell was President and Chief Executive Officer of General Moly Inc. (formerly Idaho General Mines Inc.) from 2004 to 2007. General Moly Inc. is a U.S.-based mineral company engaged in the exploration, development and mining of molybdenum and is listed on the NYSE Amex exchange. General Moly Inc. has two principal assets, its 80% interest in the Mt. Hope project and the Liberty project, both located in central Nevada. Mr. Russell is a graduate mining engineer and has a Professional Engineer certification. In determining Mr. Russell's qualifications to serve on our Board of Directors, the Board has considered, among other things, his experience in mining operations and management.

Required Vote

        Directors are elected by a plurality of the votes cast by the holders of the Common Stock at a meeting at which a quorum is present. "Plurality" means that the individuals who receive the largest number of votes cast are elected as directors, up to the maximum number of directors to be chosen at the meeting. Consequently, any shares not voted (whether by abstentions, broker non-vote or otherwise) have no impact in the election of directors, except to the extent the failure to vote for an individual results in another individual receiving a larger number of votes. The election of directors will be accomplished by determining the nominees receiving the highest total votes for the open Board of Directors position.

Recommendation

        The Board of Directors unanimously recommends that the Company's shareholders vote FOR the election of Jerry G. Pogue and Robert L. Russell.

Other Directors and Officers

        Certain information is provided below with respect to the Company's other directors and executive officers, as of April 28, 2010:

Name	Age	Office Held	Year First Elected	Place of Residence
Glenn M. Dobbs	67	President and Chief Executive Officer, Director	2003	Washington, USA
Roy G. Franklin	73	Director	1988	Washington, USA
Russell C. Babcock	72	Director	2004	Utah, USA
James H. Moore	65	Chief Financial Officer, Treasurer	2004	Washington, USA
Douglas D. Dobbs	43	Vice President, Corporate Development and Investor Relations; Secretary	2005	Washington, USA

        Glenn M. Dobbs is President and Chief Executive Officer and a member of the Board of Directors of Mines Management, Inc., with experience in international finance, investment banking, natural resource financing and as a business development consultant. He has been President and Chief Executive Officer of the Company since January 2003 and served as Vice President from December 2002 to January 2003. Prior to joining the Company, Mr. Dobbs formed and was the Managing Director of the InterGold Fund Limited from 1996 to December 2002. Mr. Dobbs was the founder of the Alpha Commodities Fund in 1976, founder and Board Chairman of First American Bank in 1978, Dallas regional manager for Monex International, and a former member of the Washington State House of Representatives. Mr. Dobbs has written and lectured on precious metals sector investing, resource development and financing. In determining Mr. Dobbs' qualifications to serve on our Board of Directors, the Board has considered, among other things, his experience in finance and management and in the mining industry.

        Roy G. Franklin was a practicing certified public accountant from 1964 until 2003, specializing in small company administration and finance. He was a principal in the firm of Oswalt, Teel, and Franklin. He was a director of Heidelberg Silver Mining Company for 20 years until it was acquired by the Company in 1988. Mr. Franklin has served as a consultant and/or director for several businesses and not-for-profit organizations in the State of Washington. In determining Mr. Franklin's qualifications to serve on our Board of Directors, the Board has considered, among other things, his experience in finance, accounting and management and in the mining industry.

        Russell C. Babcock was employed by Kennecott in various exploration geology positions from 1956 through his retirement in 1994, including service as Director of Exploration from January 1986 through November 1990 and Chief Geologist from November 1990 until he retired in 1994. Since his retirement, he has worked as a consulting economic geologist, specializing in exploration for and evaluation of base and precious metal deposits worldwide. In 2003, he was the recipient of the Society for Mining Metallurgy and Exploration Ben Dickerson Award. Mr. Babcock received a B.S. in geology from Lawrence College in 1957 and an M.S. in geology from the University of Wisconsin, Madison. In determining Mr. Babcock's qualifications to serve on our Board of Directors, the Board has considered, among other things, his experience in mining geology, including exploration, production, and management.

        James H. Moore is Chief Financial Officer of Mines Management, Inc. and has over 35 years senior level experience in financial management with the mining sector. Prior to joining Mines Management, from 2002 to 2004, Mr. Moore was an independent consultant for Idaho General Mining Inc. From 1997 through 2003, he was the Vice President of Business Development for RAHCO International, Inc., a heavy mining equipment designer and manufacturer in Spokane, Washington. Mr. Moore was employed by Barrick Gold Corporation in Santiago, Chile as Vice President and Chief Financial Officer for its Latin American division. Other experience includes service as Division Controller for Mobil Oil, Energy Minerals Division, and Operations Controller for United Nuclear Corporation.

        Douglas D. Dobbs is Vice President, Corporate Development and Investor Relations of Mines Management, Inc. and serves as the Company's Corporate Secretary. Mr. Dobbs has 18 years of experience in corporate management, strategic planning, investment banking, analysis and management, and marketing. He joined the Company in October 2002, serving initially as a financial consultant, then was employed as director of Investor Relations. Prior to joining the Company, he served with Avista Labs, a wholly-owned subsidiary of Avista Corp. (NYSE: AVA), as senior business and marketing analyst from April 2001 to October 2002. While at Avista, Mr. Dobbs was responsible for strategic planning and market and corporate development activities. Prior to joining Avista Labs, Mr. Dobbs worked for 13 years in the investment management field with companies including Piper Jaffray Co. and National Securities Corp., and was the founder and principal of Dobbs Financial Services, an investment advisory firm, which services included portfolio analysis and management. Mr. Dobbs holds a B.A. in economics from Hillsdale College and was a NASD licensed investment professional and registered investment advisor.

CORPORATE GOVERNANCE

Composition of the Board of Directors and Risk Oversight

        The NYSE Amex exchange (formerly known as the American Stock Exchange) listing standards define an "independent director" as a non-employee director who is affirmatively determined by the Board of Directors not to have a material relationship with the listed company that would interfere with the exercise of independent judgment.

        The NYSE Amex exchange listing standards require that a majority of the members of the Board of Directors of each listed company are independent directors, subject to certain limited exceptions. The Board of Directors has determined that four of its five directors are independent directors. Mr. Glenn M. Dobbs, President and Chief Executive Officer of the Company, is not an independent director.

        The Board of Directors believes that the current size and composition of the Board of Directors serves the Company and its shareholders well. The Board of Directors believes that all of its directors, including its non-independent director, make a valuable contribution to the Board of Directors and the Company. As indicated above, a majority of the Company's directors are independent. The non-independent director possesses extensive knowledge of the Company's business and has relevant business experience, both of which have proven to be beneficial to the other directors. As required by the NYSE Amex exchange, the independent directors meet on a regular basis as often as necessary to fulfill their responsibilities, including at least annually, in executive session without the presence of the non-independent director and management.

        Presently, the Chairman of the Board of Directors is Mr. Glenn Dobbs, our Chief Executive Officer. Mr. Dobbs has served as Chief Executive Officer of the Company since January 2003 and served as Vice President from December 2002 to January 2003 and is most familiar with the Company's properties and operations. Accordingly, the Board of Directors believes that he is qualified to be the person who sets the agenda for, and leads discussion of, strategic issues for the Company. In order to mitigate any potential disadvantages of a combined chairman and chief executive officer role, the Company appointed Mr. Franklin, one of its independent directors, to serve as the lead independent director of the Board of Directors. As lead independent director, Mr. Franklin will preside over executive sessions of the independent directors, which will occur at each in-person board meeting. In such capacity, Mr. Franklin will review agendas for board meetings, review with Mr. Dobbs annual goals and objectives for the Company, and consult with the Board of Directors regarding its evaluation of the performance of the Chief Executive Officer. The Board of Directors believes that, in the context of a combined chairman and chief executive officer, the role of a strong lead independent director is necessary in order to facilitate and strengthen the Board of Directors' independent oversight of the Company's performance, strategy and planning and to uphold effective governance standards.

        Risk is inherent with every business, and how well a corporation manages risk can ultimately determine its success. We face a number of risks, including economic risks, operational risks and environmental and regulatory risks, among others. Management is responsible for the day-to-day management of such risks, while the Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

        The Board of Directors believes that meaningful communication between management and the Board of Directors is essential for effective risk management and oversight. Certain members of senior management attend board meetings on a semi-annual basis and are available to address any questions or concerns raised by the Board of Directors on risk management-related matters. In addition, the Board of Directors periodically receives presentations from senior management on strategic matters involving our operations and is provided information that highlight the various factors that could lead to risk in our organization.

        While the Board of Directors is ultimately responsible for our risk oversight, our Audit and Finance Committee and Compensation Committee assist the Board in fulfilling its oversight responsibilities in certain areas of risk. The Audit and Finance Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements. The Compensation Committee assists the board of directors in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs.

Meetings and Committees of the Board of Directors

        Board of Directors.    The Board of Directors consists of three classes of directors, with each director serving for a three-year term, or until his successor is elected and qualified. The terms of the classes are scheduled to end in successive years. The number of directors authorized by the Company's Articles of Incorporation is up to 11, but no less than two. During 2009, the Board of Directors held five meetings and acted by written consent in five other instances. All directors attended at least 75% of the total number of board meetings and at least 75% of the total number of meetings held by all committees of the Board of Directors on which he served.

        The Board does not, at present, have a formal Board charter, nor has it developed written position descriptions for the Chief Executive Officer, Chairman and the chair of each standing committee, but will consider doing so in the future should circumstances warrant. Based on the Company's size and stage of development, the Board considers a formal charter and formal position descriptions to be unnecessary at this time. The Board is of the view that the respective corporate governance roles of the Board and management are clear and that the limits to management's responsibility and authority are reasonably well-defined. The chair of each of the Audit and Finance, Nominating, and Compensation Committees acts within the parameters set by their respective committee charters.

        The Company does not have a formal orientation and education program for new directors. However, new directors would be provided with relevant materials with respect to the Company as well as being oriented to relevant corporate issues by the Chairman and Chief Executive Officer. By having a Board composed of experienced professionals with a wide range of financial and exploration and mining expertise, the Company ensures that the Board operates effectively and efficiently.

        The Board annually reviews its own performance and effectiveness, and reviews annually the various Committee charters and makes revisions to the same as necessary. Effectiveness is subjectively measured by comparing actual corporate results with stated objectives. The contributions of an individual director are informally monitored by the other Board members, having in mind the business strengths of the individual and the role the individual plays on the Board. The Board intends to continue evaluating its own effectiveness and the effectiveness of its committees through informal discussions among the Board members and other procedures as appropriate.

        Audit and Finance Committee.    Roy G. Franklin (Chairman), Russell C. Babcock, and Robert L. Russell comprise the Audit and Finance Committee. The Audit and Finance Committee held two meetings during 2009 in addition to reviewing quarterly and annual SEC reports. Each member of the Audit and Finance Committee meets the independence and experience requirements of the NYSE Amex exchange. The Audit and Finance Committee engages the Company's independent certified public accountants to audit the annual financial statements, discusses with the auditors and approves in advance the scope of the audit, reviews with the independent auditors their independence, the financial statements and their audit report, reviews management's administration of the system of internal accounting controls, and reviews the Company's procedures relating to business ethics. The Audit and Finance Committee charter was adopted June 18, 2004 by the Board of Directors and is available on our website www.minesmanagement.com under the heading "Corporate Governance."

        The Board of Directors has determined that Mr. Franklin qualifies as the Audit and Finance Committee's "financial expert," as defined in the rules promulgated by the SEC and by the NYSE Amex exchange.

        Nominating Committee.    The Nominating Committee is comprised of Messrs. Babcock, Franklin, Pogue and Russell. Each member of the Nominating Committee meets the independence requirements of the NYSE Amex exchange. The Nominating Committee held two meetings during 2009. The Nominating Committee is appointed by the Board of Directors to identify individuals qualified to become Board of Directors members, to recommend to the Board of Directors proposed nominees for membership, and to recommend directors to serve on each standing committee. The Nominating Committee charter is available on our website www.minesmanagement.com under the heading "Corporate Governance."

        Compensation Committee.    The Compensation Committee is comprised of Roy G. Franklin, Russell C. Babcock and Jerry Pogue. Each member of the Compensation Committee meets the independence requirements of the NYSE Amex exchange and is a non-employee director as defined by Rule 16b-3 of the Securities Exchange Act of 1934, as amended. The Compensation Committee held two meetings during 2009. The Compensation Committee is appointed by the Board of Directors to establish, administer and evaluate the compensation philosophy, policies and plans for non-employee directors and executive officers, to make recommendations regarding director and executive compensation and to review the performance and determine the compensation of the President and Chief Executive Officer, based on criteria including the Company's performance and accomplishment of long-term strategic objectives. The nature of the Compensation Committee's responsibilities as they relate to executive officers is set forth under the heading "Compensation Discussion and Analysis." The Compensation Committee charter is available on our website www.minesmanagement.com under the heading "Corporate Governance."

  Compensation Committee Interlocks and Insider Participation

        During 2009, our Compensation Committee consisted of Roy G. Franklin, Russell C. Babcock and Jerry Pogue. No member of our Compensation Committee (i) was an officer or employee of the Company during the fiscal year ended December 31, 2009, (ii) was formerly an officer of the Company, or (iii) had any relationship requiring disclosure by the Company pursuant to Item 404 of Regulation S-K.

  Compensation Committee Risk Assessment

        In December 2009, the Compensation Committee reviewed the Company's compensation policies and practices for all employees, including executive officers. As part of the review, the Compensation Committee assessed the compensation programs for design features that have the potential to encourage excessive risk-taking such as compensation policies emphasizing unreasonable goals or thresholds. The Compensation Committee determined that, for all employees, our compensation programs do not encourage excessive risk and instead encourage behaviors that support long-term value creation. The Compensation Committee intends to continue, on an on-going basis, reviewing the Company's compensation policies and programs to determine if such programs encourage excessive risk taking.

  Compensation Committee Report

        The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement on Schedule 14A.

  Respectfully submitted,

  THE COMPENSATION COMMITTEE
  Roy G. Franklin
  Russell C. Babcock
  Jerry Pogue

Director Nomination

        The Board of Directors has adopted a series of minimum qualifications and specific qualities and skills for the Company's directors, which will serve as the basis upon which potential director candidates are evaluated by the Nominating Committee. A nominee for director should be a person of integrity and be committed to devoting the time and attention necessary to fulfill his or her duties to the Company. The Nominating Committee will evaluate the independence of directors and potential directors, as well as his or her business experience, specialized skills and experience. The Nominating Committee will also consider issues involving possible conflicts of interest of directors or potential directors. With respect to the nomination of continuing directors for re-election, the individual's contributions to the Board of Directors are also considered.

        The Board of Directors believes that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of skills, experience, and knowledge that will assure that the Board of Directors can continue to fulfill its responsibilities. The Board of Directors takes into account the benefits of, but does ascribe any specific weight to, diversity of background and experience including matters of race, ethnicity, nationality, gender and age. Because the assessment of the diversity of the Board of Directors as well as the effectiveness of achieving diversity from a variety of perspectives is based on the individual subjective evaluation of each of the Board of Directors' members, the Board of Directors does not engage in any formal benchmarking procedure in respect thereof.

        Shareholders wishing to recommend a director candidate to serve on the Board of Directors may do so by providing advance written notice to the Chairman of the Nominating Committee which identifies the candidate and includes the information described below. Candidates proposed by shareholders will be evaluated by the Nominating Committee in the same manner as candidates that are not proposed by shareholders. While the Nominating Committee has not adopted written procedures to be followed by shareholders in submitting such recommendations, its policy in this respect is described in detail below. The notice should be sent to Mines Management, Inc., 905 West Riverside Avenue, Suite 311 Spokane, Washington 99201 in accordance with the notice requirements set forth below under the heading "Shareholder Proposals."

        The notice shall contain the following information:

  •
  The name of the nominating shareholder(s) and the address, phone number and e-mail address at which the nominating shareholder(s) can be contacted.

  •
  Evidence of the number of the shares of the Company's Common Stock held by the nominating shareholder(s), a statement of how long the nominating shareholder(s) have held those shares, and a statement that the nominating shareholder(s) will continue to hold those shares at the time of the Company's annual meeting of shareholders at which the nominee will be voted upon.

  •
  The candidate's full name, together with the address, phone number and e-mail address at which the candidate can be contacted.

  •
  A statement of the candidate's qualifications and experiences, and any other qualities that the nominating shareholder(s) believe that the candidate would bring to the Board of Directors.

  •
  A description of all arrangements or understandings, if any, between the nominating shareholder(s) and the candidate and any other person or persons with respect to the candidate's proposed service on the Board of Directors.

  •
  The candidate's resume, which must include at a minimum a detailed description of the candidate's business, professional or other appropriate experience for at least the last ten (10) years, a list of other boards of directors of public companies on which the candidate currently serves or on which he or she served in the last ten (10) years, and undergraduate and post-graduate educational information.

  •
  Whether, during the past ten (10) years, the candidate was the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of (i) any federal or state securities or commodities law or regulation, (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity.

  •
  Whether, during the past ten (10) years, the candidate was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization or any equivalent securities exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

  •
  A written statement, signed by the candidate, agreeing that if he or she is selected by the Nominating Committee and the Board of Directors, he or she will (i) be a nominee for election to the Board of Directors, (ii) provide all information necessary for the Company to include in the Company's proxy statement under applicable SEC or NYSE Amex rules, and (iii) serve as a director if he or she is elected by shareholders.

  •
  Any additional information that the nominating shareholder(s) believe is relevant to the Nominating Committee's consideration of the candidate.

        The Nominating Committee did not receive any recommendations from shareholders regarding candidates to serve on the Board of Directors for this Annual Meeting.

Shareholder Communications

        Shareholders or other interested parties wishing to communicate with the Board of Directors may do so by delivering or mailing the communication in writing to: Corporate Secretary, Mines Management, Inc., 905 W. Riverside, Suite 311, Spokane, WA 99201. Concerns relating to accounting, internal controls, or auditing matters are immediately brought to the attention of the Company's Audit and Finance Committee and handled in accordance with procedures established by the Audit and Finance Committee with respect to such matters.

Director Attendance at the Annual Meeting

        All members of the Board of Directors are encouraged, but not required, to attend the annual meeting of shareholders. All members of the Board of Directors attended our 2009 annual meeting of shareholders.

Code of Ethics

        We adopted a new Code of Ethics on December 2, 2008, which applies to our Chief Executive Officer and senior financial officers. The text of our Code of Ethics can be found on our website, www.minesmanagement.com, under the heading "Corporate Governance."

        The Board monitors, on an ongoing basis, the activities of management and ensures that the highest standard of ethical conduct is maintained.

        Directors with an interest in a material transaction are required to disclose their interest to the Board and to abstain from voting on such transactions. Detailed documentation related to any transaction in which a director or officer has an interest is required to be reviewed by the Board, and disinterested Board members engage in thorough discussion of any such transactions.

Director Compensation

        Our director compensation program is designed to enable the Company to attract and retain highly qualified individuals to serve as directors. For the fiscal year ended December 31, 2009, the annual cash retainer received by each of our directors was $25,000. Our Audit and Finance Committee chair receives an additional $5,000 annual cash retainer and all other Board committee chairmen receive an additional $3,000 annual cash retainer. Our directors also receive a fee of $2,000 for each in-person meeting attended and $250 for each telephonic meeting attended. The compensation of our directors is established by the Compensation Committee. Executive officers of the Company have no role in the compensation of directors.

        The following table sets forth information concerning the compensation of the directors during the fiscal year ended December 31, 2009.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
Roy G. Franklin	34,500	0	—	34,500
Robert L. Russell	32,500	0	—	32,500
Jerry G. Pogue	27,500	0	—	27,500
Russell C. Babcock	35,500	0	—	35,500
Glenn M. Dobbs	29,500	—	—	29,500

(1)
Each of the non-employee directors was awarded options to purchase 100,000 shares of Common Stock (400,000 options in aggregate) (the "Options") on December 17, 2007 which Options were subsequently approved by the Company's shareholders on May 22, 2008 in connection with the approval of the Company's 2007 Equity Incentive Plan. The Options originally had an exercise price of $2.99 per share, representing the Company's share price at the close of trading on December 17, 2007, with 50% of the Options vesting on June 1, 2008 and 50% vesting on June 1, 2009. The Options were repriced on August 25, 2008 and October 17, 2008 and now have an exercise price of $0.99. The Company is required to report under the caption "Option Awards" the aggregate grant date fair value (determined in accordance with FASB ASC Topic 718) of stock-based awards granted during the fiscal year ended December 31, 2009, regardless of whether such awards are subject to future vesting conditions. Because no new option awards were granted to directors in 2009, the value of the Options (including the portion that vested in 2009) is not reflected in the table above. The aggregate grant date (i.e. June 1, 2008) fair value of the Options was $142,000 for each non-employee director or $568,000 in the aggregate. See "Note 11—Stock Options" to our financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 for the assumptions made in calculating the fair value of Options. Mr. Dobbs does not receive option awards for his service as director. At December 31, 2009, each of the non-employee directors held the following stock options:

	Number of Shares Subject to Option
			Average Exercise Price ($)
Name	Vested	Unvested
Roy G. Franklin	185,000	-0-	1.13
Robert L Russell	160,000	-0-	1.10
Jerry G. Pogue	160,000	-0-	1.10
Russell C. Babcock	185,000	-0-	1.13

EXECUTIVE COMPENSATION

Compensation Discussion & Analysis

  General

        We compensate our executives through a mix of base salary, cash bonus awards and performance-based equity compensation. Our compensation program is designed to attract and retain the best possible executive talent, to tie annual and long-term cash and equity incentive compensation to the achievement of measurable corporate, business unit and individual performance objectives, and to align compensation incentives available to our executives with the goal of creating shareholder value. To achieve these objectives, we generally tie our executives' overall compensation to goals specific to the areas of the executive's responsibility and that relate to the achievement of corporate objectives. In addition, we provide to our executives a variety of other benefits that we also make available generally to all salaried employees.

  Peer Comparisons

        In our annual evaluation of the compensation of our executive officers, we use peer comparisons to obtain a general understanding of current compensation practices for the market in which we compete. We do not benchmark executive compensation at a certain level or percentile based on the peer comparison data. Rather, this data is only one of the components considered when the Board of Directors sets executive compensation. Other factors include, but are not necessarily limited to, level of responsibility, individual performance, and budget constraints.

        In evaluating the appropriateness and adequacy of our compensation structure for our executive officers, we considered a peer group of precious metals and base metals companies located in the west or northwest. Peer group companies reviewed in 2009 include: Idaho General Mines, Inc., Gold Reserve Corporation, Golden Star Resources, Ltd., and Hecla Mining Co.

  Allocation Among Compensation Components for 2009

	Base Salary	Cash Bonus Awards	Equity Compensation(1)
Glenn M. Dobbs, President and Chief Executive Officer	82%	8%	10%
James H. Moore, Chief Financial Officer	73%	7%	20%
Douglas D. Dobbs, Vice President Corporate Development, Investor Relations; Secretary	76%	6%	18%

(1)
Reflects the percentage of equity compensation relative to base salary and cash bonus based on the dollar amount recognized for financial statement purposes for the fiscal year rather than the aggregate grant date fair value of the option awards granted in the fiscal year. The dollar amounts upon which the percentage is calculated for 2009 are as follows: $39,683 for Glenn M. Dobbs, $59,524 for James H. Moore and $39,683 for Douglas D. Dobbs.

  Compensation Components

        This section describes the various elements of the Company's compensation program for Named Executive Officers, together with a discussion of various matters relating to those items, including why the Compensation Committee chooses to include the items in the compensation program.

        Base Salary.    We establish base salaries for our executives based on the scope of their responsibilities, and take into account competitive market compensation paid by companies in our identified peer group for similar positions. Generally, we believe that base salaries for executives in our peer group should be used as a guide in order to best attract, retain and equitably reward our executives.

        We review base salaries annually, and adjust base salaries from time to time to align salaries with those of executives at comparable companies after taking into account individual responsibilities, performance and experience. Our Compensation Committee determines the salary for our Chief Executive Officer, and, after consideration of the Chief Executive Officer's recommendations, for each officer other than the Chief Executive Officer. In 2009, we increased base salaries, effective January 1, 2009, over 2008 levels for our Named Executive Officers by approximately 12%. The increases were based on individual performance, the Company's performance, and to bring salaries in line with comparable companies. The Compensation Committee did not increase base salaries for our named Executive Officers for 2010. This decision was based in part on the Company's focus on cash conservation during the pendency of permitting efforts at our Montanore project.

        Cash Bonus Awards.    We utilize cash bonus awards to align executive compensation with corporate objectives and individual performance and contribution. Our Compensation Committee determines the bonus level for our Chief Executive Officer, and, after consideration of the Chief Executive Officer's recommendations, for each officer other than the Chief Executive Officer. The Compensation Committee does not establish individual performance targets at the beginning of the fiscal year nor does it measure performance against particular targets in determining bonus amounts. Rather, the Compensation Committee evaluates the performance of the executives, individually and as a group, at the end of the year to assess achievements and accomplishments made during that year.

        In 2009, cash bonuses were awarded to our executive officers in the following amounts: Mr. Glenn Dobbs: $35,000; Mr. Moore: $22,000; and Mr. Douglas Dobbs: $12,000. Cash bonuses were awarded in recognition of achievement of individual goals and completion of certain milestone events in 2009, including the completion of the installation and testing of the sumps for water treatment system of the Montanore site, completion of a shelf registration statement for up to $65 million and efforts associated with a public offering of securities in the fourth quarter of 2009 and implementation of cash conservation measures pending the completion of permitting of the Montanore project. Objectives for 2010 include continued progress towards the final permitting of the Montanore project, updating the current Canadian Instrument 43-101 by obtaining a preliminary economic evaluation for the Montanore project by a third party engineering firm during the second and third quarters of 2010, and evaluating the timing and other factors surrounding an additional financing during 2010. However, these objectives are not accompanied by specific target bonus amounts, and other factors that could qualify an executive for bonus consideration could arise during 2010.

        Equity Awards.    We believe that share ownership, facilitated in part through the use of stock-based awards, encourages long-term performance by our executive officers. Our 2003 Stock Option Plan permits the grant of stock options to our employees, directors and consultants. The 2007 Equity Incentive Plan provides long-term incentives to those officers, employees and consultants of the Company who make substantial contributions to us, and to members of the Board of Directors of the Company who are not also employees of the Company. The Company believes that long-term incentives and stock-based awards focus employees on the objective of creating shareholder value and promoting the success of the Company, and that incentive compensation plans like the 2007 Equity Incentive Plan are an important attraction, retention and motivation tool for participants in the plan.

        Incentive awards for officers are based on achievement of corporate objectives and are determined annually by the Board of Directors. In 2009, we did not grant stock options to any of our executive officers or directors because equity compensation was provided by vesting in 2009 of options granted in 2007. 2,572,000 additional shares of Common Stock are currently available for issuance under our stock option and equity incentive plans. Options to purchase an aggregate of 693,000 shares of common stock were granted on January 22, 2010 to directors (200,000 shares), executive officers (300,000 shares) and other employees (193,000 shares) by the Board of Directors based on the December 11, 2009 recommendation of the Compensation Committee. The options were recommended in conjunction with the setting of performance objectives for 2010 to provide incentives to accomplish the 2010 goals. The options have an exercise price of $2.61 (the closing stock price on January 21, 2010) and vested upon issuance.

        In addition to granting equity-based awards to our executives as part of a long-term incentive plan, we also intend to utilize equity awards in recognition of individual achievements and contributions to corporate performance or in circumstances where we face a critical retention need. We do not maintain any equity or other security ownership guidelines or requirements for our executives. Additionally, we do not have a formal or informal policy regarding adjustment or recovery of awards or payments if the relevant performance goals or measures upon which awards are based are restated or otherwise adjusted so that awards or payments are reduced.

        In May 2004, the Company adopted a stock option repricing policy. Under that policy, if the price of our Common Stock drops $1.00 or more below the exercise price of a previously granted option, the option is cancelled and a replacement option granted with an exercise price equal to the closing price of our Common Stock on the date of grant. This policy has been consistently applied since its implementation. We did not reprice any stock options in 2009. Effective January 1, 2010, the Company no longer has a policy of repricing stock options when the market price of the stock is $1.00 below the exercise price of the outstanding option, but may consider repricing stock options only in the event of significant and sustained adverse market conditions or other extraordinary events.

  Termination of Equity Awards

        Upon termination of a participant's employment or service, the participant will forfeit any outstanding equity awards, except that a participant will have 90 days following termination of employment or service to exercise any vested options or stock appreciation rights (one year if termination of employment or service is a result of the participant's disability or death). Additionally, Mr. Glenn M. Dobbs, Mr. Douglas Dobbs and Mr. James H. Moore are each entitled to receive certain payments from us in the event of certain change of control events.

        Companies of our size in the mining industry face a number of risks, including the risk of being acquired in the future. We believe that entering into change of control and severance arrangements with certain of our executives has helped us attract and retain the best possible executive talent. Without these provisions, some of our executives may not have chosen to accept employment with us or to remain employed by us. For a further description of the payments that Mr. Glenn M. Dobbs, Mr. Douglas Dobbs and Mr. James H. Moore, our three executive officers, are entitled to receive in the event of certain change of control or termination events, please see "Potential Payments Upon Termination or Change of Control" below.

  Section 162(m) Treatment Regarding Performance-Based Equity Awards

        Under Section 162(m) of the Internal Revenue Code of 1986, as amended, a public company is generally denied deductions for compensation paid to its chief executive officer and the next four most highly compensated executive officers to the extent the compensation for any such individual exceeds $1 million for the taxable year. If compensation of any of our executives officers reaches the level contemplated by this rule, our Compensation Committee will consider what actions are required to preserve the deductibility of compensation payable to our executives and determine whether to take such actions, although deductibility will be only one among a number of factors considered in determining appropriate levels or modes of compensation.

        Indemnification of Officers and Directors.    We are incorporated in the State of Idaho. Section 30-1-851 of the Idaho Business Corporation Act provides that a corporation may indemnify any current or former officer or director who was or is a party or is threatened to be made a party to any pending or completed action, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, trustee, employee, or agent of the corporation, or was serving at its request in a similar capacity for another entity, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection therewith if he acted in good faith and in a manner he reasonably believed to be in the best interest of the corporation and which was at least not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In case of an action brought by or in the right of the corporation, such persons are similarly entitled to indemnification if they acted in accordance with the standard of conduct set forth above, but no indemnification shall be made if such person was adjudged liable on the basis that he received a financial benefit to which he was not entitled. In such event, indemnification is limited to reasonable expenses. Such indemnification is not deemed exclusive of any other rights to which those indemnified may be entitled under the Company's Articles of Incorporation or by contract.

        Our Articles of Incorporation generally allow indemnification of officers and directors to the fullest extent allowed by law. We currently intend to indemnify our officers and directors to the fullest extent permitted by the Articles of Incorporation and Idaho law. We have no other agreements with our officers or directors that pertain to indemnification.

        We also maintain insurance policies under which our directors and officers are insured, within the limits and subject to the limitations of the policies, against expenses in connection with the defense of actions, suits or proceedings, and certain liabilities that might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been a director or officer of the Company.

Summary Compensation Table

        The following table sets forth the compensation paid or accrued for the benefit of the principal executive officer, principal financial officer and our other executive officer whose total compensation exceeded $100,000 for the years ended December 31, 2008 and 2009 (together, the "Named Executive Officers").

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(2)	All Other Compensation ($)(1)	Total ($)
Glenn M. Dobbs	2009	336,000	35,000	0	—	371,000
Chief Executive Officer and President(3)	2008	300,000	15,000	142,000	—	457,000
James H. Moore	2009	224,000	22,000	0	—	246,000
Chief Financial Officer	2008	200,000	15,000	213,000	—	428,000
Douglas D. Dobbs	2009	168,000	12,000	0	—	180,000
Vice President Corporate Development,	2008	150,000	10,000	142,000	—	302,000
Secretary

(1)
In accordance with the rules of the SEC, the compensation described in this table does not include a) medical, group life insurance or other benefits received by any of the Named Executive Officers that are available generally to all of our salaried employees, or b) perquisites and other personal benefits received by the Named Executive Officers that in the aggregate do not exceed $10,000.

(2)
Each of Glenn M. Dobbs and Douglas D. Dobbs were awarded options to purchase 100,000 shares of Common Stock and James H. Moore was awarded options to purchase 150,000 shares of Common Stock (350,000 options in aggregate) (the "Options") on December 17, 2007 which Options were subsequently approved by the Company's shareholders on May 22, 2008 in connection with the approval of the Company's 2007 Equity Incentive Plan. The Options originally had an exercise price of $2.99 per share, representing the Company's share price at the close of trading on December 17, 2007, with 50% of the Options vesting on June 1, 2008 and 50% vesting on June 1, 2009. The Options were repriced on August 25, 2008 and October 17, 2008 and now have an exercise price of $0.99. The Company is required to report under the caption "Option Awards" the aggregate grant date fair value (determined in accordance with FASB ASC Topic 718) of stock-based awards granted during the fiscal years ended December 31, 2008 and 2009, regardless of whether such awards are subject to future vesting conditions. Because no new option awards were granted to the Named Executive Officers in 2009, none of the value of the Options (including the portion that vested in 2009) is reflected in the table above as 2009 compensation, but the full value of the Options is reflected as 2008 compensation. See "Note 11—Stock Options" to our financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 for the assumptions made in calculating the fair value of Options.

(3)
Excludes $29,500 of additional compensation received by Glenn M. Dobbs for his service as a director. See "Director Compensation" above.

EQUITY PLAN INFORMATION

        As of December 31, 2009, we had outstanding stock options that had been granted under our 2003 Stock Option Plan for employees, officers, consultants and affiliates of the Company, 2003 Consultant Stock Compensation Plan for consultants or advisors of the Company and our 2007 Stock Option Plan for employees, directors (including any non-employee directors), consultants, affiliates or persons providing services to the Company, all of which were approved by shareholders. The following table contains information, as of the end of our fiscal year ended December 31, 2009, with respect to our 2003 Stock Option Plan, 2003 Consultant Stock Compensation Plan and 2007 Stock Option Plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options (a)	Weighted-average exercise price of outstanding options (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,666,000	$1.39	3,265,000
Equity compensation plans not approved by security holders	-0-	N/A	-0-
Total	1,666,000	$1.39	3,265,000

        Future equity issuances, whether to directors or officers, may be made out of either our 2003 Stock Option Plan or our 2007 Stock Option Plan. Our 2003 Stock Option Plan and 2007 Stock Option Plan are summarized below.

2003 Stock Option Plan

        Our 2003 Stock Option Plan (the "2003 Plan") was approved by the Company's shareholders at the Company's 2003 annual meeting of shareholders. Under the 2003 Plan, stock options may be granted to employees, officers and consultants of the Company and designated affiliates. In determining the terms of each grant of stock options, consideration is given to the participant's present and potential contribution to the success of the Company. The vesting schedule of options granted under the 2003 Plan are determined by the Board of Directors when options are granted, and all options remain exercisable for ten (10) years. In the case of incentive stock options, as that term is used in the Internal Revenue Code of 1986, the exercise price per share is not to be less than 100% of the market price of the Common Stock on the date of grant, except that the exercise price of an incentive stock option granted to any 10% shareholder must be 110% of the market price of the Common Stock on the date of grant. The exercise price of non-qualified stock options is determined by the Board of Directors. The 2003 Plan is administered by the Board of Directors in consultation with the Compensation Committee.

        The aggregate maximum number of shares of Common Stock that may be issued under the 2003 Plan is 3,000,000, no more than 1,000,000 of which shall be incentive stock options. As of April 29, 2010, options to purchase an aggregate of 448,000 shares of Common Stock are outstanding under the 2003 Plan and 1,992,000 options have been granted and exercised, leaving an aggregate of 560,000 shares of Common Stock available for grant of options under the 2003 Plan. Any options granted under the 2003 Plan which have been cancelled or terminated without having been exercised are available for re-granting under the 2003 Plan. Alternatively, any options granted under the 2003 Plan and exercised are not available for re-granting under the 2003 Plan.

        Options granted under the 2003 Plan are not assignable, except with the permission of the Company, and in the absence of a provision to the contrary in an option agreement, vested options terminate: (i) three (3) months following the termination of an optionee's employment, with or without cause, or the retirement of an optionee from the Company; and (ii) twelve (12) months following the disability of an optionee, as determined by the Board of Directors, subject to any extension or acceleration of the right to exercise granted by the Board of Directors. In the event of the death of an optionee, such person's vested options will remain exercisable by their designated beneficiary until the earlier of twelve (12) months following the death of the optionee or the expiration of the term of such options. Unvested options are cancelled on the date of termination, death or disability of an optionee. In the event of a change of control which results in the termination of an optionee's eligibility to participate in the 2003 Plan, the Board of Directors has the authority to accelerate the vesting of such optionee's options.

        The Board of Directors may from time to time amend or revise the terms of the 2003 Plan or may discontinue the 2003 Plan at any time, subject to receipt of requisite shareholder and regulatory approval.

2007 Equity Incentive Plan

        The Company's 2007 Equity Incentive Plan (the "2007 Plan") was approved by our Compensation Committee and Board of Directors on November 20, 2007 partially in response to the Board of Directors' belief that the 559,000 shares then available for issuance under the 2003 Stock Option Plan did not give the Company sufficient flexibility to adequately provide for future incentives to the Company's employees and directors. The Company's shareholders approved the 2007 Plan at the Company's 2008 annual meeting of shareholders on May 22, 2008. The principal terms of the 2007 Plan are summarized below.

        Purpose.    The purpose of the 2007 Plan is to further the growth in earnings and market appreciation of the Company by providing long-term incentives to those officers, employees and consultants of the Company and its affiliates who make substantial contributions to the Company, and to members of the Board of Directors of the Company who are not also employees of the Company. The Company believes that the long-term incentives provided by the 2007 Plan facilitate the securing, retention and motivation of officers, employees, consultants and non-employee directors of the Company.

        Administration.    The 2007 Plan is administered by the Compensation Committee. The Compensation Committee has full and final authority in its discretion (i) to interpret the provisions of the plan (and any award agreement and any other agreement or instrument relating to the plan) and to decide all questions of fact arising in its application, (ii) to designate participants, (iii) to determine the participants to whom awards shall be made under the plan, (iv) to determine the type of award to be made and the amount, size, terms and conditions of each such award, (v) to determine and establish additional terms and conditions not inconsistent with the plan for any award agreements entered into with participants in connection with the plan, (vi) to determine the time when awards will be granted and when rights may be exercised, which may be after termination of employment, (vii) to adopt, alter and repeal such administrative rules, guidelines and practices governing the plan as it shall, from time to time, deem advisable and (viii) to make all other determinations necessary or advisable for the administration of the plan. The Board of Directors may, at any time and for any reason in its sole discretion, rescind some or all of such delegation.

        Eligibility.    Any employee, director (including any non-employee director), consultant or person providing services to the Company or any affiliate who the Compensation Committee determines, in its discretion, to be an eligible person, based on the Compensation Committee's assessment that such person's decisions, actions and/or counsel could significantly affect the performance of the Company and its affiliates, may be considered eligible for benefits under the 2007 Plan.

        Authorized Shares; Limits on Awards.    The 2007 Plan provides for grant of awards of up to 3,000,000 shares of Common Stock. The maximum number of shares of Common Stock that may be granted under the Plan to any one participant in any one year is 500,000 (subject to appropriate adjustments to reflect changes in the capitalization of the Company).

        Types of Awards.    The 2007 Plan authorizes stock options, restricted stock and cash bonus awards. The 2007 Plan retains flexibility to offer competitive incentives and to tailor benefits to specific needs and circumstances. Any award may be paid or settled in cash.

        Term of Options; Vesting; Acceleration of Awards; Possible Early Termination of Awards.    In the case of a merger or consolidation in which the Company is not the surviving entity, a sale of all or substantially all of the business or assets of the Company, or liquidation or dissolution of the Company, the Compensation Committee may make such adjustments in the terms and conditions of outstanding awards as it in its sole discretion determines are equitably warranted under the circumstances including, without limitation, (i) acceleration of vesting or modification of other terms of exercise, (ii) acceleration of the lapse of restrictions and/or performance objectives or other terms, (iii) payment of supplemental cash payments in cancellation of outstanding stock options.

        Adjustments.    The number of shares available under the 2007 Plan and any outstanding awards are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the shareholders.

        Repricing.    The Board of Directors is authorized in its discretion to amend the terms of previously granted stock options to reduce the option price per share or to cancel outstanding stock options and grant substitute stock options with a lower price per share. Effective January 1, 2010, the Company no longer has a policy of repricing stock options when the market price of the stock is $1.00 below the exercise price of the outstanding option, but may consider repricing stock options only in the event of significant and sustained adverse market conditions or other extraordinary events.

        No Limit on Other Authority.    The 2007 Plan does not limit the authority of the Board of Directors or any committee thereof to grant awards or authorize any other compensation, with or without reference to our Common Stock, under any other plan or authority.

        Termination of or Changes to the 2007 Plan.    Subject to the requirements of the NYSE Amex exchange, the Board of Directors may amend, modify, suspend or terminate the 2007 Plan at any time; provided, however, that without shareholder approval, the Board of Directors may not increase the maximum number of shares which may be issued under the plan, change the class of persons eligible to receive awards, extend the period specified in the plan during which an award may be exercised, or extend the term of the plan. The termination or any modification, suspension or amendment of the plan shall not adversely affect a participant's rights under an award previously granted without the consent of such participant. The Compensation Committee may amend the terms of any award theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any participant or permitted transferee without his or her consent.

        Current Options Outstanding under the 2007 Plan.    As of April 29, 2010, options to purchase an aggregate of 1,463,000 shares of Common Stock are outstanding under the 2007 Plan none of which have been exercised, leaving options to purchase an aggregate of 1,537,000 shares of Common Stock available for issuance under the 2007 Plan.

Outstanding Equity Awards at December 31, 2009

        The following table sets forth information with respect to outstanding options held by the Named Executive Officers as of December 31, 2009.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)(1)	Option Expiration Date
Glenn M. Dobbs	50,000	—	—	0.99	6/1/2014
	50,000	—	—	0.99	6/1/2013
	20,000	—	—	1.29	7/9/2013
	20,000	—	—	1.29	7/9/2012
	20,000	—	—	1.29	6/12/2011
	25,000	—	—	1.29	2/18/2010	(2)
James H. Moore	75,000	—	—	0.99	6/1/2014
	75,000	—	—	0.99	6/1/2013
	20,000	—	—	1.29	6/12/2011
	50,000	—	—	1.29	12/12/2011
	50,000	—	—	1.29	12/12/2010
Douglas Dobbs	50,000	—	—	0.99	6/1/2014
	50,000	—	—	0.99	6/1/2013
	20,000	—	—	1.29	6/12/2011
	50,000	—	—	1.29	1/31/2010	(3)

(1)
The 2007 Plan permits the Board of Directors in its discretion to reprice outstanding stock options. Effective January 1, 2010, the Company no longer has a policy of repricing stock options when the market price of the stock is $1.00 below the exercise price of the outstanding option, but may consider repricing stock options only in the event of significant and sustained adverse market conditions or other extraordinary events.

(2)
On January 31, 2010, Mr. Glenn Dobbs exercised this option to purchase 25,000 shares of Common Stock.

(3)
On January 19, 2010, Mr. Doug Dobbs received 28,990 shares of Common Stock on net exercise of this option to purchase 50,000 shares of Common Stock.

Option Exercises and Stock Vested

        The following table sets forth information concerning all exercises of stock options during fiscal year 2009 by each of the Named Executive Officers.

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Glenn M. Dobbs	250,000(1)	97,500
James H. Moore	40,000(2)	38,300
Douglas Dobbs	150,000(3)	58,500

(1)
Represents 250,000 total shares underlying a stock option exercised on April 27, 2009 on a cashless basis, for which Mr. Glenn Dobbs received a net of 58,036 shares of Common Stock. The exercise price of this stock option was $1.29 and the closing price of the Company's Common Stock on the NYSE Amex exchange on April 27, 2009 was $1.68.

(2)
Represents 15,000 shares of Common Stock acquired upon exercise of a stock option on June 16, 2009 and 25,000 total shares underlying a stock option exercised on October 6, 2009 on a cashless basis, for which Mr. James Moore received a net of 13,144 shares of Common Stock. The exercise price of the stock option exercised on June 16, 2009 was $1.29. The exercise price of the stock option exercised on October 6, 2009 was $1.29 and the closing price of the Company's Common Stock on the NYSE Amex exchange on October 6, 2009 was $2.72.

(3)
Represents 150,000 total shares underlying a stock option exercised on April 27, 2009 on a cashless basis, for which Mr. Doug Dobbs received a net of 34,821 shares of Common Stock. The exercise price of this stock option was $1.29 and the closing price of the Company's Common Stock on the NYSE Amex exchange on April 27, 2009 was $1.68.

Potential Payments upon Termination or Change in Control

        The Company has entered into employment agreements with the following Named Executive Officers: Glenn M. Dobbs, James H. Moore and Douglas Dobbs. These employment agreements provide for payments and other benefits if these Named Executive Officers are terminated under the circumstances specified in the employment agreements following a "change of control." Under the employment agreements, a "Change in Control" is generally deemed to have occurred if any of the following occurs with respect to the Company: (i) the direct or indirect sale or exchange in a single transaction or series of transactions by the shareholders of the Company of more than thirty five percent (35%) of the voting stock of the Company to an individual, an entity or a "group" as that term is defined in Section 13 of the Securities Exchange Act of 1934; (ii) a merger or consolidation to which the Company is a party and following which the shareholders of the Company do not have more than fifty percent (50%) of the voting stock of the resulting company (or its ultimate parent company); (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company; (iv) a liquidation or dissolution of the Company; or (v) a series of related transactions wherein the shareholders of the Company immediately before the transaction do not retain immediately after the transaction, in substantially the same proportions as their ownership of shares of the Company's voting stock immediately before the transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting securities of the Company or, in the case of a transaction involving the sale, exchange, or transfer of all or substantially all of the assets of the Company, the corporation or other business entity to which the assets of the Company were transferred, as the case may be.

        In the event of a change of control, if the employment of Glenn M. Dobbs, James H. Moore or Douglas Dobbs is terminated by the Company without "Cause" (defined generally as (i) engaging in illegal conduct, including but not limited to fraud or embezzlement; (ii) being convicted of a felony; (iii) engaging in substance abuse which impairs the ability to perform the duties and obligations of employment or causes harm to the reputation of the Company; (iv) the willful breach of duties to the Company; (v) failure or refusal to follow reasonable directions by the Company; or (vi) engaging in conduct detrimental to the Company) or by Glenn M. Dobbs, James H. Moore or Douglas Dobbs for "Good Reason" (defined generally as any action by the Company that results in a material diminution in position, authority, duties, or responsibilities; a reduction by the Company in base salary as in effect immediately before the change of control; a failure by the Company to maintain plans providing benefits at least as beneficial as those provided by any benefit or compensation plan in which the employee is participating immediately before the change of control; the Company's requiring the employee, without written consent, to be based at any office or location in excess of fifty (50) miles from the office location immediately before the change of control; or any material breach of the employment agreement by the Company), he will be entitled to receive (i) a lump sum payment equaling three (3) times the sum of his annual base salary plus the amount of annual bonus, if any, paid by the Company to him for the year before the change of control occurs (except in the case of Mr. Douglas Dobbs, where the lump sum payment equals two (2) times his annual base salary and the amount of annual bonus), (ii) continuing health care coverage for 24 months and (iii) a Gross-Up Payment, if applicable, as defined in the agreement. In addition, all unvested options owned by Glenn M. Dobbs, James H. Moore or Douglas Dobbs as of the date of such termination shall vest immediately.

        Described below are the material terms of such payments and estimates regarding the amounts for each of these Named Executive Officers.

        Glenn M. Dobbs.    We entered into an Employment Agreement with Glenn Dobbs, our Chief Executive Officer and President, dated August 7, 2007. Mr. Dobbs received an annual base salary of $336,000 in 2009. He is eligible to receive incentive stock options in such amounts as may be approved from time to time by the Compensation Committee or by the Board of Directors. Mr. Dobbs is also eligible to participate in the Company's employee benefit plans.

        If Mr. Dobbs' employment had been terminated on December 31, 2009 by the Company without Cause or by Mr. Dobbs for Good Reason, and, in either case, such termination occurred within one year following a Change of Control, he would have been entitled to the following:

Severance payment	$1,113,000	Lump Sum
Health care benefits	27,240	24 months duration

Total	1,140,240

        James H. Moore.    We entered into an Employment Agreement with James H. Moore, our Chief Financial Officer, dated August 7, 2007. Under the terms of this agreement, Mr. Moore received an annual base salary of $224,000 in 2009. He is eligible to receive incentive stock options in such amounts as may be approved from time to time by the Compensation Committee or by the Board of Directors. Mr. Moore is also eligible to participate in the Company's employee benefit plans.

        If Mr. Moore's employment had been terminated on December 31, 2009 by the Company without Cause or by Mr. Moore for Good Reason, and, in either case, such termination occurred within one year following a Change of Control, he would have been entitled to the following:

Severance payment	$738,000	Lump Sum
Health care benefits	27,240	24 months duration

Total	765,240

        Douglas Dobbs.    We entered into an Employment Agreement with Doug Dobbs, our Vice President of Corporate Development and Investor Relations, dated August 7, 2007. Mr. Dobbs received an annual base salary of $168,000 in 2009. He is eligible to receive incentive stock options in such amounts as may be approved from time to time by the Compensation Committee or by the Board of Directors. Mr. Dobbs is also eligible to participate in the Company's employee benefit plans.

        If Mr. Dobbs' employment had been terminated on December 31, 2009 by the Company without Cause or by Mr. Dobbs for Good Reason, and, in either case, such termination occurred within one year following a Change of Control, he would have been entitled to the following:

Severance payment	$360,000	Lump Sum
Health care benefits	38,283	24 months duration

Total	398,283

PROPOSAL NO. 2—RATIFICATION OF THE APPOINTMENT OF TANNER LC
AS THE COMPANY'S INDEPENDENT REGISTERED ACCOUNTING FIRM FOR
THE FISCAL YEAR ENDING DECEMBER 31, 2010

Introduction

        Tanner LC served as our independent registered public accounting firm for the fiscal year ended December 31, 2009 and was first engaged on April 11, 2008. We expect that a representative of that firm will be present at the Annual Meeting and will have the opportunity to make a statement and to respond to appropriate questions from shareholders.

        At the Annual Meeting, we will ask shareholders to ratify the appointment of Tanner LC as the Company's independent registered accounting firm for the fiscal year ending December 31, 2010. If shareholders do not ratify the appointment of Tanner LC, the adverse vote will be considered as a direction to the Audit and Finance Committee to select other auditors for the subsequent fiscal year. However, because of the difficulty and expense of making any substitution of an independent registered accounting firm after the beginning of the current fiscal year, it is contemplated that the appointment for the fiscal year ending December 31, 2010 will be permitted to stand unless the Audit and Finance Committee finds other reasons for making a change. Even if the selection of Tanner LC is ratified, the Audit and Finance Committee may, in its discretion, direct the appointment of a new independent registered accounting firm at any time during the year if it determines that such a change would be in the best interests of us and our shareholders.

Auditor Fees

        The following represents fees for professional audit services rendered by Tanner LC for the fiscal years ended December 31, 2008 and December 31, 2009, for the audit or review of the Company's financial statements, and fees billed for other services rendered by the firm, during those periods.

        Audit Fees.    The aggregate fees billed for professional services rendered by Tanner LC for the audit of the Company's annual financial statements for the fiscal years ended December 31, 2008 and 2009 were $118,954 and $96,252, respectively.

        Audit-Related Fees.    The Company did not incur any Audit-Related Fees to Tanner LC in 2008 or 2009.

        Tax Fees.    The Company did not incur any Tax Fees to Tanner LC in 2008 or 2009.

        All Other Fees.    The Company incurred no other fees during 2008 by Tanner LC and $28,165 in 2009 for services rendered by Tanner LC in connection with the Company's shelf registration statement and public offering of securities.

Pre-Approval Policy and Procedures

        The Audit and Finance Committee has adopted policies and procedures relating to the pre-approval of all engagement letters and audit and non-audit services that are to be performed by the Company's registered public accounting firm. This policy generally provides that the Company will not engage its registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit and Finance Committee, subject to any exception under Section 10A of the Exchange Act and any rules promulgated thereunder.

        The Audit and Finance Committee may also delegate to any committee member or subcommittee the authority to approve any audit or non-audit services to be provided to the Company by its registered public accounting firm. Any decision by a committee member or subcommittee pursuant to this delegated authority is reported on at the next meeting of the Audit and Finance Committee.

        All fees paid to Tanner LC in 2009 were pre-approved by the Audit and Finance Committee.

Report of the Audit and Finance Committee

        In the performance of its oversight function, the Audit and Finance Committee reviewed and discussed the Company's audited financial statements as of and for the year ended December 31, 2009, with management and its independent public accountants, Tanner LC. Management and Tanner LC represented to the Audit and Finance Committee that the Company's audited financial statements as of and for the year ended December 31, 2009 were prepared in accordance with the standards of the Public Company Accounting Oversight Board (United States). The Audit and Finance Committee also discussed with Tanner LC the matters required to be discussed by Statement on Auditing Standards No. 114, The Auditor's Communication With Those Charged With Governance, as amended. SAS No. 114 sets forth requirements pertaining to the independent auditor's communications with the Audit and Finance Committee regarding the conduct of the audit.

        The Audit and Finance Committee received the written disclosures and the letter from Tanner LC required by Public Company Accounting Oversight Board Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, as amended. Rule 3526 requires the independent auditor to disclose in writing to the Audit and Finance Committee all relationships between the auditor and the Company that, in the auditor's judgment, reasonably may be thought to bear on independence and to discuss the auditor's independence with the Audit and Finance Committee. The Audit and Finance Committee discussed with Tanner LC its independence and considered in advance whether the provision of any non-audit services by Tanner LC is compatible with maintaining its independence.

        Based on the reviews and discussions of the Audit and Finance Committee described above, in reliance on the unqualified opinion of Tanner LC dated March 31, 2010 regarding the Company's audited financial statements as of and for the year ended December 31, 2009, the Audit and Finance Committee recommended to the Board of Directors, and the Board of Directors approved, that such financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2009, filed with the Securities and Exchange Commission.

Submitted by the Audit and Finance Committee of the Board of Directors

Roy G. Franklin, Chairman
Robert L. Russell
Russell C. Babcock

Recommendation of the Board of Directors

        Our Board of Directors recommends that you vote FOR the ratification of the appointment of Tanner LC as the Company's independent registered accounting firm for the fiscal year ending December 31, 2010.

 CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

        The Company engaged in no related party transactions in 2009 except as set forth below, which transaction was approved by the Audit and Finance Committee in accordance with its policies.

        Douglas Dobbs, son of Glenn M. Dobbs, President, Chief Executive Officer and a director of the Company, is employed by the Company as Vice President, Corporate Development and Corporate Secretary. Douglas Dobbs was employed by the Company prior to Glenn M. Dobbs becoming an executive officer or director of the Company. During the year ending December 31, 2009, Mr. Douglas Dobbs received a base salary of $168,000, including cash bonus.

Policy Regarding Related Party Transactions

        The Company or one of its subsidiaries may occasionally enter into transactions with certain "related persons." Related persons include the Company's executive officers, directors, 5% or more beneficial owners of the Common Stock, immediate family members of these persons and entities in which one of these persons has a direct or indirect material interest. We refer to transactions with these related persons as "related party transactions." All related party transactions may only be consummated or continue if:

  •
  the Audit and Finance Committee shall have approved or ratified such transaction and if the transaction is on terms comparable to those that could be obtained in arm's length dealings with unrelated third parties;

  •
  the transaction is approved by the disinterested members of the Board of Directors; or

  •
  the transaction involves compensation approved by the Compensation Committee.

        The Company's policy regarding related party transactions is evidenced by the Company's Audit and Finance Committee charter which was adopted by the Board of Directors. The charter requires the Audit and Finance Committee to review all related party transactions at least annually or upon any significant change in the related party relationship or transaction.

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company pursuant to Section 16a-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), no person who at any time during 2009 was a director, officer, or beneficial owner of more than ten percent of any class of equity securities of the Company failed to file on a timely basis, as disclosed in the above forms, reports required by Section 16(a) of the Exchange Act during the most recent fiscal year, except in the case of Glenn Dobbs (one Form 4, two transactions) and Doug Dobbs (one Form 4, two transactions).

SHAREHOLDER PROPOSALS FOR THE 2011 ANNUAL MEETING

        The Company will review shareholder proposals intended to be included in the Company's proxy material for the 2011 Annual Meeting of Shareholders which are received by the Company at its principal executive offices no later than January 10, 2011 (assuming next year's Annual Meeting is held on the same date as this year's Annual Meeting). Such proposals must be submitted in writing and should be sent to the attention of the Secretary of the Company. The Company will comply with Rule 14a-8 of the Exchange Act with respect to any proposal that meets its requirements.

        In addition, under the terms of the Company's By-Laws, a shareholder who intends to present an item of business at the 2011 Annual Meeting of Shareholders (other than a proposal submitted for inclusion in the Company's proxy materials) must provide notice of such business to the Company not less than 90 nor more than 120 days prior to the date of the 2011 Annual Meeting. Accordingly, any notice given by or on behalf of a shareholder pursuant to these provisions of our By-Laws (and not pursuant to Rule 14a-8 of the Exchange Act) must be received no earlier than February 17, 2011 and no later than March 19, 2011 (assuming that the 2011 Annual Meeting is on the same date as the 2010 Annual Meeting). Such notice shall be sent to Secretary, Mines Management, Inc., 905 West Riverside Avenue, Suite 311, Spokane, Washington 99201.

ADDITIONAL SHAREHOLDER INFORMATION

Annual Report

        The Company's Annual Report is being mailed to all Shareholders with this Proxy Statement on Schedule 14A, which includes the Company's financial statements and management's discussion and analysis for the year ended December 31, 2009. The Annual Report is not part of the proxy solicitation materials for the Annual Meeting. In addition, a shareholder of record may obtain a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2009, without cost, upon written request to the Secretary of the Company at the following address: 905 W. Riverside Ave., Suite 311, Spokane, WA 99201. The Company's 2009 Annual Report on Form 10-K may also be accessed at SEC's website at www.sec.gov or on SEDAR at www.sedar.com.

Other Business

        As of the date of this Proxy Statement, the Board of Directors is not aware of any matters that will be presented for action at the Annual Meeting other than those described above. However, should other business properly be brought before the Annual Meeting, the proxies will be voted thereon at the discretion of the persons acting thereunder.

By Order of the Board of Directors
Glenn M. Dobbs, President and Chairman

PROXY

 Mines Management, Inc.
905 W. Riverside, Suite 311
Spokane, WA 99201

        The undersigned hereby appoints James H. Moore and Robert L. Russell, or either of them, each with the power to appoint his or her substitute, or instead of either of the foregoing [strike out preceding names and print name of alternative appointee in the space provided]                                     , as proxyholder and hereby authorizes such proxyholder to represent and vote, as designated below, all of the shares of Common Stock of Mines Management, Inc., held of record by the undersigned on April 28, 2010 at the 2010 Annual Meeting of Shareholders to be held on June 17, 2010, 2:00 p.m. Spokane time, or any adjournment thereof.

1.    Election of Directors.

  Jerry G. Pogue

FOR	AGAINST	ABSTAIN
☐	☐	☐

  Robert L. Russell

FOR	AGAINST	ABSTAIN
☐	☐	☐

2.    Ratification of the appointment of Tanner LC as the Mines Management, Inc.'s independent registered accounting firm for the fiscal year ending December 31, 2010.

FOR	AGAINST	ABSTAIN
☐	☐	☐

3.    In his or her discretion, the proxyholder is authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

        This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). If this card contains no specific voting instructions, the shares will be voted in accordance with the recommendation of the Board of Directors.

        The Board of Directors recommends a vote FOR each nominee identified above and FOR the Ratification of the appointment of Tanner LC as Mines Management, Inc.'s independent registered accounting firm for the fiscal year ending December 31, 2010.

        Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name as President or other authorized officer. If a partnership, please sign in partnership name as authorized person.

DATED:		DATED:

SIGNED:		SIGNED:

	(Print Name)		(Print Name)

        PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

QuickLinks

PURPOSES OF THE ANNUAL MEETING
VOTING AT THE ANNUAL MEETING
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL NO. 1—ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
EXECUTIVE COMPENSATION
EQUITY PLAN INFORMATION
PROPOSAL NO. 2—RATIFICATION OF THE APPOINTMENT OF TANNER LC AS THE COMPANY'S INDEPENDENT REGISTERED ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2010
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SHAREHOLDER PROPOSALS FOR THE 2011 ANNUAL MEETING
ADDITIONAL SHAREHOLDER INFORMATION
Mines Management, Inc. 905 W. Riverside, Suite 311 Spokane, WA 99201